Exhibit 2.2

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is made and entered into as of ___________ _, 2005, by and among Sunset Brands, Inc., a Nevada corporation formerly known as Cascade Sled Dog Adventures, Inc. (the "Company"), and certain holders of the Company's Series B Preferred Stock and related warrants identified on the signature page of this Agreement (each, a "Purchaser" and collectively, the "Purchasers"). The Company and Purchasers are each sometimes referred to herein as a "Party" and collectively as the "Parties."

         A. Pursuant to the terms of that certain Acquisition Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 18, 2005, the Company acquired all of the outstanding common stock of U.S. Mills, Inc., a Delaware corporation ("USM") through a merger of a wholly-owned subsidiary of the Company with and into USM.

         B. As part of the consideration payable holders of USM capital stock in connection with the closing of the transactions contemplated by the Merger Agreement (the "Closing"), the Purchasers received shares of Series B Preferred Stock and Warrants (as defined below) of the Company.

         C. The Parties wish to enter into this Agreement in order to (i) provide for certain restrictions on transfer and sale of the Series B Preferred Stock and Warrants, (ii) provide for the repurchase by the Company or its designees of the Series B Preferred Stock and cancellation of all or a portion of the Warrants in certain circumstances, and (iii) provide certain registration rights to the holders of the Series B Preferred Stock and Warrants with respect to Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  "Available   Funds"  means  assets  of  the  Company   legally
available for distribution to holders of the Company's Series B Preferred Stock, whether such assets are capital, surplus or earnings.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means shares of the Company's common stock, par value $0.001 per share.

                  "Effectiveness  Period"  shall have the  meaning  set forth in
Section 2(a).









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                  "Exchange Act" means the  Securities  Exchange Act of 1934, as amended, and any successor statute.


                  "Filing  Date"  means,   with  respect  to  the   Registration
Statement required to be filed hereunder, a date no later than ninety (90) days following the date hereof.

                  "Holder" or "Holders" means the Purchasers or any of their respective affiliates or permissible transferees to the extent any of them hold Registrable Securities.

                  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 2(d).

                  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 2(d).

                  "Original Issue Price" shall mean $____ [PRICE PER SHARE AT WHICH THE SERIES B PREFERRED STOCK IS ORIGINALLY SOLD/ISSUED] (subject to proportional adjustment in the event of stock combinations, splits or similar events effecting the Series B Preferred Stock).

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registrable Securities" means (i) the Warrant Shares, (ii) the shares of Common Stock issued or issuable upon the conversion of the Series B Preferred Stock and (iii) any shares of Common Stock issued or issuable with respect to the Warrant Shares or the shares of Common Stock referred to in clause (ii) above upon any stock split, stock dividend, recapitalization or similar event.

                   "Registration Statement" means each registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.



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
                  "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

                  "Series B Certificate" means the Certificate of Designation, Preferences and Rights of Series B Preferred Stock in the form attached hereto and incorporated herein as Exhibit A, as it may be amended from time to time subsequent to the date of this Agreement.

                  "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Company, the rights, preferences and privileges of which are set forth in the Series B Certificate.

                  "Series B Repurchase Price" shall mean a price per share equal to the Original Issue Price plus the amount of any accrued but unpaid Repurchase Premiums (as defined in Section 4(g) of this Agreement).

                  "Trading Market" means any of the NASD OTC Bulletin Board, NASDAQ SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange.

                  "Warrants" means Warrants of the Company in the form attached hereto and incorporated herein as Exhibit B issued to Purchasers in connection with the Closing.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

         2. REGISTRATION.

                  (a) PARTICIPATION IN REGISTRATION. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering or resale of shares of Common Stock underlying Series B Preferred Stock or related warrants having substantially similar terms to those of the Warrants, for the account of any holder of Series B Preferred Stock or related Warrants (or underlying shares of Common Stock), then the Company shall include in each such registration statement all Registrable Securities, and such registration statement shall also cover the issuance of the Warrant Shares.


                  (b) FILING OF REGISTRATION STATEMENT.









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
         (i) Promptly following the date of this Agreement, if the Registrable Securities and the issuance of the Warrant Shares have not been included in a registration statement pursuant to Section 2(a), the Company will prepare and file with the Commission a Registration Statement covering the offer and resale of the Registrable Securities by the Purchasers which offering will be made on a continuous basis pursuant to Rule 415 and the issuance of the Warrant Shares. The Company shall use commercially reasonable efforts to cause the Registration Statement to be filed on or prior to the Filing Date. The Registration Statement shall be on Form SB-2 or such other appropriate form promulgated under the Securities Act. The Company shall use its commercially reasonable commercial efforts to cause the Registration Statement to be declared effective under the Securities Act within ninety (90) days following the Filing Date. The Company shall use its commercially reasonable efforts to keep the Registration Statement effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities have been sold or (ii) all Registrable Securities (other than those, if any, held by affiliates of the Company as such term is defined in Rule 144(a)(1) of the Securities Act) may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) thereof, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period").

         (ii) In the event that (A) a Registration Statement required to be filed pursuant to Section 2(a) or 2(b) is not declared effective under the Securities Act on or before the date on which the restrictions on transfer set forth in Section 3(a) no longer apply to any Restricted Securities or (B) any such Registration Statement is filed and declared effective on or prior to such date but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such Registration Statement without being succeeded immediately by an additional Registration Statement filed and declared effective (each such event referred to in clauses (A) and (B), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, the Company shall pay to the Holders of any shares of Series B Preferred Stock that remain outstanding and have not been sold, transferred or assigned by the original Purchaser thereof, a per share amount in cash equal to one percent (1%) of the Original Issue Price for the first thirty (30) days (or part thereof) of the Registration Default Period, and an additional one percent (1%) of the Original Issue Price for any subsequent 30-day period (or part thereof) of the Registration Default Period. Each such payment shall be made by the Company on the business day following the expiration of each such 30-day period or, if applicable, on the business day following the termination of the Registration Default Period. The Registration Default Period shall terminate upon the earlier to occur of (x) the effectiveness of a Registration Statement covering the offer and resale of the Registrable Securities by the Purchasers and the issuance of the Warrant Shares and (y) the second anniversary of the Closing.

                  (c) COVENANTS RELATING TO REGISTRATION. In connection with the registrations required by Sections 2(a) and 2(b), the Company will:








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                           (i) respond as  promptly as possible to any  comments
received from the Commission, and use its commercially reasonable efforts to cause the applicable Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchaser, upon request, copies of all filings made with the Commission relating to any such Registration Statement;

                           (ii)  prepare  and  file  with  the  Commission  such
amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and use its commercially reasonable efforts to keep any such Registration Statement effective until the expiration of the Effectiveness Period;

                           (iii) furnish to the Purchaser  such number of copies
of each Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by such Registration Statement;

                           (iv) list the Registrable  Securities covered by such
Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (v) immediately notify the Purchaser at any time when
a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and in any such event use its commercially reasonable efforts to update the Prospectus and Registration Statement in accordance with the requirements of the Securities Act; and

                           (vi) make  available for  inspection by the Purchaser
and any attorney, accountant or other designated agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or designated agent of the Purchaser.

                  (d) COVENANTS OF PURCHASER RELATING TO REGISTRATION. Purchaser and, by virtue of such Holder's acquisition of Registrable Securities, each Holder, covenants and agrees as follows:

                           (i)  Purchaser  and such  Holder will comply with the
prospectus delivery requirements of the Securities Act as applicable to it in connection with any sales of Registrable Securities pursuant to a Registration Statement;







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
                           (ii) Upon receipt of a notice from the Company of the
occurrence and continuation of a Discontinuation Event (as defined below), Purchaser or such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until Purchaser's or such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, which the Company will prepare and file, and use its commercially reasonable efforts to cause to be declared effective, as promptly as practicable after the occurrence of the Discontinuation Event, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this Section. For purposes of this Section 2(d), a "Discontinuation Event" shall mean (i) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; (ii) any request by the Commission or any other Federal or applicable state governmental authority for amendments or supplements to such Registration Statement or Prospectus; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities and the issuance of the Warrant Shares or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event (not arising from the fraud, negligence or willful misconduct of the Company) or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                           (iii) The Company will advise the Purchaser, promptly
after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (e) REGISTRATION EXPENSES. All expenses relating to the Company's compliance with its obligations under Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars and fees of, and disbursements incurred by, one counsel






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for the Holders (not to exceed $10,000), are called "Registration Expenses". The
Company shall only be responsible for all Registration Expenses.

                  (f)  INDEMNIFICATION.

                           (i) In the event of any  registration  of Registrable
Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on third party or governmental or regulatory claims or proceedings and arise out of or are (i) based upon any violation by the Company of any applicable federal or state securities laws, (ii) based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or (iii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

                           (ii)  In  the   event  of  a   registration   of  the
Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on third party or governmental or regulatory claims or proceedings and arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with



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information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

                           (iii)  Promptly  after receipt by a party entitled to
claim indemnification hereunder (an "Indemnified Party") of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 2(f) and shall only relieve it from any liability which it may have to such Indemnified Party under this
Section 2(f) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 2(f) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the indemnified party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

                           (iv) In order  to  provide  for  just  and  equitable
contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this
Section 2(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2(f) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 2(f); then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public



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offering  price  of all  securities  offered  by  such  Registration  Statement, provided, however, that, in any such case, (1) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (2) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         3. LOCK-UP; SECURITIES LAW RESTRICTIONS AND OTHER RESTRICTIONS ON TRANSFER.

                  (a) LOCK-UP AGREEMENT. During the three (3) year period following the Closing, without the express written consent of the Company (which consent may be withheld or conditioned in the Company's sole and absolute discretion), no Purchaser shall, directly or indirectly, sell, offer to sell, contract to sell, grant an option to purchase, pledge, assign or make any other disposition or transfer of any shares of Covered Series B Shares, Warrants or any shares of Common Stock of the Company issued upon exercise or conversion thereof (collectively, the "Restricted Securities"); provided, however, that the restrictions on transfer set forth in this Section 3(a) shall not apply to any sale of Common Stock made at any time following the earlier to occur of (x) the first anniversary of the effective date of the Registration Statement registering such shares of Common Stock for resale and (y) the 15-month anniversary of the Closing, if (i) the average last sale price of the Common Stock on the Trading Market for the fifteen (15) consecutive trading days immediately prior to the date of such sale equals or exceeds $6.00 per share (subject to appropriate and proportionate adjustment for stock splits, combinations or similar events), (ii) the average daily trading volume for the Common Stock on the Trading Market for the fifteen (15) consecutive trading days immediately preceding the date of such sale (the "Average Trading Volume") is at least 200,000 shares (subject to appropriate and proportionate adjustment for stock splits, combinations or similar events), and (iii) the number of shares sold by all Holders on such date in reliance upon this exception does not exceed 25% of the Average Trading Volume.

                  (b) SECURITIES LAW RESTRICTIONS; LEGENDS; STOP TRANSFER ORDERS. Notwithstanding anything to the contrary contained in this Agreement, the Series B Certificate or the Warrants, the Parties acknowledge and agree that
(i) Warrant Shares or shares of Common Stock acquired upon exercise of the Series B Preferred Stock conversion rights which are not registered under the Securities Act shall be subject to restrictions on transfer and as required by applicable state and/or federal securities laws and such shares of Common Stock shall bear a legend referring to the restrictions and limitations of this Agreement and applicable federal or state securities laws, (ii) the Company may place appropriate legends on any certificates representing the Warrants, the Covered Series B Shares, Warrant Shares or shares of Common Stock issued upon conversion of the Covered Series B Shares reflecting the restrictions and limitations of this Agreement and may impose stop transfer instructions to implement such restrictions and limitations, (iii) unless otherwise expressly agreed to in writing by the Company, no Covered Series B Shares or Warrants that are subject to this Agreement may be transferred, sold or assigned to any party (and any such transfer, sale or assignment shall be void ab initio) unless and until the transferee or assignee agrees in writing to be bound by the terms of this Agreement and (iv) any transferee of the

Covered Series B Shares or Warrants that are subject to this Agreement shall not be entitled to any portion of the Repurchase Premium payable pursuant to Section 4(g).

         4. REPURCHASE OF SERIES B PREFERRED STOCK.

                  (a) PERMISSIVE REPURCHASE BY COMPANY. At any time from and after the Closing, the Company may repurchase for cash, at the Series B Repurchase Price then in effect, all or any portion of the Series B Preferred Stock issued to Purchasers at the Closing (and any replacement certificates therefor or additional shares of Series B Preferred Stock issued as a result of stock splits, combinations or similar events) (collectively the "Covered Series B Shares") at any time upon delivery of a Repurchase Notice to the holders of such Covered Series B Shares (the "Series B Holders") no less than thirty (30) days prior to such repurchase. Any such repurchase shall be made from all Series B Holders on a pro rata basis so that the percentage that the repurchased shares represent of the total number of Covered Series B Shares owned by each such holder shall be identical.

                  (b) MANDATORY REPURCHASE BY COMPANY. To the extent that there are any Covered Series B Shares outstanding on the third yearly anniversary of the Closing, the Company shall be required to repurchase for cash, out of Available Funds and subject to the provisions of Section 4(h) below, the outstanding Covered Series B Shares at the Series B Repurchase Price then in effect.

                  (c) REPURCHASE PROCEDURES. At least fifteen (15) days prior to the date of any repurchase pursuant to Section 4(a) or 4(b) above, the Company shall mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Covered Series B Shares, at the address last shown on the records of the Company for such holder, notifying such holder of the repurchase to be effected, specifying the number of shares to be repurchased from such holder, the applicable date of repurchase (the "Repurchase Date"), the Series B Repurchase Price then in effect, the amount of the Repurchase Premium payable, if any, the place at which payment may be obtained and calling upon such holder to surrender to the Company or its designee, in the manner and at the place designated, his or its certificate or certificates representing the shares to be repurchased (the "Repurchase Notice"). Except as provided in
Section 4(i), on or after the Repurchase Date, each holder of Covered Series B Shares to be repurchased shall surrender to the Company or its designee the certificate or certificates representing such shares (or a form of indemnity for lost certificate in a form and substance reasonably acceptable to the Company), in the manner and at the place designated in the Repurchase Notice, and thereupon the Series B Repurchase Price of such shares then in effect shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled (or, to the extent applicable, transferred and assigned in accordance with Section 4(i) below). In the event less than all the shares represented by any such certificate are repurchased (or transferred in accordance with Section 4(i) below), the Company shall issue to such holder a new certificate representing the portion of the shares not repurchased.

                  (d) TERMINATION OF RIGHTS AS STOCKHOLDER UPON PAYMENT OR DEPOSIT OF SERIES B REPURCHASE PRICE. Upon payment of the Series B Repurchase Price (or deposit of the Series B Repurchase Price in accordance with the provisions of Section 4(e) below) with respect to such shares, all rights of the holders of Covered Series B Shares designated for repurchase in the Repurchase Notice as holders of Series B Preferred Stock (except the right to receive the Series B Repurchase Price and, if applicable, the Repurchase Premium, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and, except as contemplated by Section 4(i) below, such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Subject to the provisions of Section 4(i) below, if the Available Funds on any Repurchase Date are insufficient to repurchase the total number of shares of Series B Preferred Stock required to be repurchased on such date, all Available Funds will be used to repurchase the maximum possible number of such shares ratably among the holders of such shares to be repurchased based upon their relative ownership of the Covered Series B Shares. The Covered Series B Shares not repurchased (including any shares that were the subject of a Repurchase Notice but with respect to which the applicable Series B Repurchase Price was not paid or deposited in accordance with this Agreement) shall remain outstanding and entitled to all the rights and preferences of shares of Series B Preferred Stock as set forth in the Series B Certificate including the continued accrual of dividends and Repurchase Premium, if applicable. At any time thereafter when additional Available Funds are legally available for the repurchase of shares of Series B Preferred Stock such funds will be used to repurchase the balance of the shares which the Company has become obliged to repurchase on any Repurchase Date, but which it has not repurchased, together with any applicable Repurchase Premium.

                  (e) DEPOSIT OF SERIES B REPURCHASE PRICE BY COMPANY. On or prior to each Repurchase Date on which the Company repurchases shares of Series B Preferred Stock in accordance with this Agreement, the Company may deposit the aggregate Series B Repurchase Price for all shares of Series B Preferred Stock designated for repurchase in the Repurchase Notice and not yet repurchased, together with the aggregate amount of any Repurchase Premium payable in respect thereof, with a bank or trust corporation as a trust fund for the benefit of the respective holders of the shares designated for repurchase and not yet repurchased, with irrevocable instructions and authority to the bank or trust corporation to pay the applicable Series B Repurchase Price for such shares, together with any applicable Repurchase Premium, to the respective holders on or after the Repurchase Date upon receipt of notification from the Company that such holder has surrendered such shareholder's share certificate to the Company pursuant to Section 4(c) above. As of the Repurchase Date, the deposit of the applicable Series B Repurchase Price, together with any applicable Repurchase Premium, shall constitute full payment for such shares to their holders, and from and after the Repurchase Date the shares so called for repurchase shall be repurchased and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust corporation payment of the applicable Series B Repurchase Price for the shares, together with any applicable Repurchase Premium, without interest, upon surrender of their certificates therefor. The balance of any moneys deposited by the Company pursuant to this Section 4(e) remaining unclaimed at the expiration of one (1) year following the Repurchase Date shall thereafter be returned to the Company upon its request expressed in a resolution of its Board of Directors.

                  (f) SERIES B REPURCHASE PRICE. Notwithstanding anything to the contrary contained in this Agreement or the Series B Certificate, the repurchase price for any repurchase of shares contemplated by this Section 4 (including shares sold to a Designated Purchaser pursuant to Section 4(i) below) shall equal the Series B Repurchase Price in effect as of the Repurchase Date.

                  (g) REPURCHASE PREMIUMS. In addition to any dividends payable with respect to outstanding shares of Series B Preferred Stock, the holders of the Covered Series B Shares shall be entitled to receive and the Company shall pay the amounts set forth in this Section 4(g) (the "Repurchase Premium") in cash or, at the Company's option, in shares of Series B Preferred Stock (valued at the Original Issue Price1). The amount of the Repurchase Premium shall accrue quarterly and, if not paid before the third anniversary of the Closing, the aggregate amount of such accrued Repurchase Premium shall be paid on the third anniversary of the Closing (or, if not a business day, on the next business day).

                           (i) From the Closing until the first  anniversary  of
the Closing, the amount of Repurchase Premium for such one year period (which shall accrue quarterly during such period) shall be equal to (1) 8% of the aggregate Original Issue Price of the Covered Series B Shares held by such Purchaser on such date, minus (2) the annual dividend applicable to the Series B Preferred Stock during the one year period immediately following the Closing;

                           (ii) From the first  business day following the first
anniversary of the Closing until the second anniversary of the Closing, the amount of Repurchase Premium during such one year period (which shall accrue quarterly during such period) shall be equal to (1) 14% of the aggregate Original Issue Price of the Covered Series B Shares held by such Purchaser on such date, minus (2) the annual dividend applicable to the Series B Preferred Stock during the period set forth in Section 4(g)(i); and

                           (iii)  From the  first  business  day  following  the
second anniversary of the Closing until the third anniversary of the Closing, the amount of the Repurchase Premium during such period (which shall accrue quarterly during such period) shall be equal to (1) 20% of the aggregate Original Issue Price of the Covered Series B Shares held by such Purchaser on such date, minus (2) the annual dividend applicable to the Series B Preferred Stock during the period set forth in Section 4(g)(ii).

                  (h) Limitation on Repurchase Obligations. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company be required to repurchase any shares of Series B Preferred Stock if such repurchase is prohibited by, or would result in a breach of, or event of default under, (i) any bank, institutional or other debt obligations of the Company for borrowed money that exists immediately following Closing (or any refinancing thereof); provided, that if any such bank, institutional or other debt obligations are entered into or amended or refinanced after the date hereof, the Company shall use its best commercially reasonable efforts to cause the applicable lender to agree to permit the repurchase obligations set forth in this Agreement in the documentation with respect thereto, or (ii) applicable law.

                  (i) RIGHT TO DESIGNATE REPURCHASING PARTY. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company is required or elects to repurchase any shares of Series B Preferred Stock pursuant to the provisions of this Section 4, the Company shall have the right, but not the obligation, to designate one or more persons or entities (which may, but need not be, affiliates of the Company) to acquire the shares subject to such repurchase (a "Designated Purchaser") in cash at the applicable Series B Repurchase Price, together with any applicable accrued but unpaid Repurchase Premium, within the repurchase period required by this Agreement. In the event the Company desires to name a Designated Purchaser for any repurchase, (i) the Repurchase Notice shall indicate that a Designated Purchaser(s) has been named and shall provide the Series B Holders the transaction documents that the Company deems reasonably necessary to effect the sale and transfer of the shares to the Designated Purchaser, (ii) all requisite regulatory approvals or other consents required to be obtained prior to the sale to the Designated Purchaser must be obtained prior to the applicable Repurchase Date, (iii) the Designated Purchaser and applicable transaction documents must be approved by holders of a majority of the Series B Preferred Stock being repurchased, which approval shall not be unreasonably withheld and which approval shall be deemed given upon acceptance by the Series B Preferred Stockholders in question of the Series B Repurchase Price from the Designated Purchaser, (iv) the Series B Holders shall transfer, sell, and assign the shares of Series B Preferred Stock in question to the Designated Purchaser and, in connection therewith, shall execute and deliver such documents and certificates and take such other actions as the Company may reasonably require in order to effect such transfer, sale and assignment; provided, however, that such documents shall not provide for any representations or warranties as to the Company or its business, and shall not provide for any indemnification obligations or other liabilities of any Series B Holder other than those arising from a breach by such Series B Holder of such Series B Holder's representations and warranties regarding the ownership of and right to transfer and sell the shares in question. The failure of a Designated Purchaser to purchase any shares of Series B Preferred Stock shall not relieve the Company from its obligations to repurchase the Series B Preferred Stock in accordance with the terms of this Agreement.

                  (j) TERMINATION OF CERTAIN PROVISIONS UPON TRANSFER OR SALE. Notwithstanding anything to the contrary set forth in this Agreement (except as provided in the proviso below), in the event that any of the Covered Series B Shares are converted into shares of Common Stock, the mandatory repurchase provisions of Section 4(b) of this Agreement and the provisions regarding payment of Repurchase Premiums of Section 4(g) of this Agreement shall terminate and shall no longer apply to the shares of Series B Preferred Stock that are so converted; provided, however, that if the Company is prohibited from repurchasing the Covered Series B Shares pursuant to Section 4(h), the provisions regarding payment of Repurchase Premiums of Section 4(g) shall continue to apply for so long as the Covered Series B Shares in question remain outstanding.

         5.   VESTING  OF   WARRANTS;   CANCELLATION   OF  WARRANTS  IN  CERTAIN
CIRCUMSTANCES.

                  (a) LIMITATIONS ON EXERCISE AND TRANSFER. Notwithstanding anything to the contrary set forth in this Agreement or the Warrants, without the express written consent of the Company (which may be withheld in its sole and absolute discretion), the Warrants may not be exercised, transferred or assigned by any Purchaser unless and until vested in accordance with the following schedule (the unvested portion of any Warrants being referred to as "Unvested Warrants"):

                           (i) no portion of the Warrants  shall be vested prior
to the one year anniversary of the Closing; and

                           (ii) on the first business day following the one year
anniversary of the Closing, each outstanding Warrant shall become vested and exercisable with respect to 40% of the total number of Warrant Shares underlying such Warrant, with the Warrant becoming vested and exercisable with respect to the remaining Warrant Shares in eight equal quarterly installments (the "Quarterly Vesting Dates") commencing on the 15 month anniversary of the Closing Date until fully-vested; provided, however, that if, following the one year anniversary of the Closing, a portion of the Warrants are cancelled in accordance with the provisions of Section 5(b) below, then the vesting schedule for the uncancelled Warrants shall be modified so that the unvested portion shall become vested and exercisable in equal quarterly installments over the remaining Quarterly Vesting Dates until fully-vested.

                  (b) CANCELLATION OF WARRANTS UPON REPURCHASES. In the event that shares of Series B Preferred Stock are repurchased pursuant to Section 4 of this Agreement (either directly or through a Designated Purchaser), converted into Common Stock or sold by Purchaser prior to the three year anniversary of the Closing, a portion of the Unvested Warrants outstanding at the time of such repurchase, conversion or sale shall automatically be cancelled and of no further force and effect. The portion of the Unvested Warrants to be cancelled upon each repurchase, conversion or sale completed during the three year period following the Closing shall equal the product of the number of Unvested Warrants held by the Series B Holder in question on the date of such repurchase, conversion or sale (calculated by reference to the number of Warrant Shares underlying the Unvested Warrants) multiplied by the Warrant Cancellation Percentage. For purposes of this Agreement, "Warrant Cancellation Percentage" shall equal a fraction, the numerator of which is the number of shares of Series B Preferred Stock being repurchased from the Series B Holder in question on a given repurchase date pursuant to the terms of this Agreement, and the denominator of which shall equal the total number of Covered Series B Shares held by such Series B Holder.

         6. ACCESS TO INFORMATION. The Company will permit any representatives designated by holders of a majority of the outstanding Series B Preferred Stock held by Purchasers, upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to discuss the affairs, finances and accounts of the Company and its subsidiaries with the officers of the Company and management of USM. Notwithstanding the foregoing, the Company will not provide any material, non-public information to any Purchaser or its representatives unless the Purchaser and such representatives sign a confidentiality agreement, in a form reasonably acceptable to the Company, and otherwise agrees to comply with the provisions of Regulation FD and other applicable federal and state securities laws regulating the disclosure and use of material non-public information. The provisions of this Section 6 shall terminate at such time as the number of shares of Series B Preferred Stock owned by Purchasers is less than 20% of the total number of Covered Series B Shares.

         7. MISCELLANEOUS.

                  (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and holders of at least 50% of the Covered Series B Shares then outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders that does not directly or indirectly adversely affect the rights of other Holders may be given by holders of at least a majority of affected Series B Preferred Stock or Warrants; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (b) NOTICES. Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(b). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, "Courier") or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

         If to the Company:         Sunset Brands, Inc.
                                    10990 Wilshire Boulevard, Suite 1220
                                    Los Angeles, California 90024
                                    Attention: Chief Executive Officer
                                    Facsimile: (310) 478-4601

                                    with a copy to:
                                    Jeffer Mangels Butler & Marmaro LLP
                                    1900 Avenue of the Stars, 7th Floor
                                    Los Angeles, CA  90067
                                    Attention: Robert M. Steinberg, Esq.
                                    Facsimile: (310) 203-0567

         If to a Purchaser:         To the address set forth under such
                                    Purchaser name on the signature pages
                                    hereto.

                                    With a copy to:
                                    Kaye Scholer LLP
                                    425 Park Avenue
                                    New York, New York  10022
                                    Attention:  Arthur Steinberg, Esq. and
                                    Emanuel S. Cherney, Esq.
                                    Facsimile:  (212) 836-8689

         If to any other Person
         who is then the
         registered Holder:         To the address of such Holder as it appears
                                    in the stock transfer books of the Company



or such other address as may be designated in writing hereafter in accordance with this Section 7(b) by such person.

                  (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent holders of at least a majority of the outstanding Series B Preferred Stock.

                  (d) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (e) GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the County of Los Angeles, California. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

                  (f) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (g) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (h) ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, embodies the entire agreement among the Parties with respect to matters set forth herein, and supersedes all prior agreements among the Parties with respect to the matters set forth herein.

                  (i)  HEADINGS.   The  headings  in  this   Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

SUNSET BRANDS, INC.



By:
   ---------------------------------------
     Todd Sanders, Chief Executive Officer



IBF FUND LIQUIDATING LLC



By:
   ---------------------------------------
     Arthur Steinberg
     Manager